EXHIBIT 2
                                                                       ---------

            Share Exchange Agreement between the Company, NetFabric,
                NetFabric's shareholders dated December 9, 2004.

                            SHARE EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this "Agreement") made as of this 8th day of December, 2004 (the "Effective Date"), by and among Netfabric Corporation ("Netfabric"), a Delaware corporation with its principal address at 67 Federal Road, Building A, Suite 300, Brookfield, CT 06804, those persons executing this Agreement whose names are set forth in the signature pages with the number of shares they own in Netfabric and how many shares in HOC are to be issued to them (collectively, the "Shareholders"), owning all of the' issued and outstanding shares of Netfabric, and Houston Operating Company, ("HOC"), a Delaware corporation, with its principal address at 11145 West Rockland Drive, Littleton, Colorado 80127.

     WHEREAS, Netfabric is a corporation which is engaged in the development and marketing of Internet protocol appliances;

     WHEREAS, the Shareholders own all the issued and outstanding shares of common stock of Netfabric;

     WHEREAS, the Shareholders desire to exchange all of their shares of the common stock of Net fabric for an aggregate of 32,137,032 shares of the common stock of HOC (hereinafter, the "Exchange") with the result being that Netfabric will become a wholly owned subsidiary of HOC; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do mutually agree as follows:

                                   ARTICLE I
                        DEFINITIONS, DISCLOSURE SCHEDULE
                        --------------------------------

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated below:

     "Contract" shall mean any agreement, contract, license, indenture, lease, mortgage, license, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral).

     "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

     "GAAP" shall refer to generally accepted accounting principles as applicable in the United States.

     "HOC Disclosure Documents" shall refer to the disclosures made in the SEC Filings (as hereinafter defined) as well as the Schedule of Exceptions (as hereinafter defined).


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     "Knowledge" shall mean with respect to a party's awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party or its agents conducted itself faithfully and exercised sound discretion in the management of its own affairs.

     "Laws" shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies and other requirements of the United States and other jurisdictions to which Netfabric and HOC, as applicable, are subject.

     "Liabilities" shall mean any indebtedness, liability, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement including the notes thereto.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

     "Material Adverse Effect" or "Material Adverse Change" with respect to a party means an adverse change which individually or in the aggregate would have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects on a consolidated or combined basis of such party.

     "Netfabric Disclosure Documents" shall refer to the disclosures made in the SEC Filings (as hereinafter defined) as well as the Schedule of Exceptions (as hereinafter defined).

     "Obligations" shall mean, with respect to HOC, all liabilities, debts, amounts due, or contracts existing as of the Closing and any claims or causes of action arising out of or as a result of actions taken prior to Closing, as well as any and all expenses and costs related thereto.

     "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

     "Returns" shall mean the federal, state and local tax returns for the last three (3) years.

     "Schedule of Exceptions" shall mean the schedule that may be attached to and made part of this Agreement containing any exceptions to any representations made in this Agreement, which such schedule shall be organized into paragraphs corresponding to the sections of this Agreement.

     "SEC Filings" shall mean all registration statements filed pursuant to the Securities Act or reports filed pursuant to the Securities Exchange Act since January 1,2004.


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


     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Subsidiary" shall refer to any corporations or other entities in which a Person has a majority interest or which is otherwise controlled by such Person.

     "Taxes" shall mean any income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon.

     "Transactions" shall mean, in respect of any party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such party, including, without limitation, the Exchange.

                                   ARTICLE II
                                THE TRANSACTIONS
                                ----------------

     2.1 The Exchange. On the "Closing Date" as provided in Section 2.2, the Shareholders shall receive such shares representing an aggregate of 32,137,032 shares of common stock of HOC; in exchange, HOC shall receive shares of Net fabric representing all of the outstanding common stock of Netfabric. No Shareholder shall have any right to receive fractional shares but any fractional share shall be rounded to the nearest whole share. In addition, HOC shall reserve (i) a total of 6,083,955 shares of common stock to support the issuance of options and warrants in HOC in exchange for 1,491,250 of existing options and warrants in Netfabric; and (ii) a total of 2,750,000 shares of common stock for issuance in connection with the conversion of existing bridge loans owed by Netfabric. Immediately prior to Closing, HOC and Little Hampton Investments LLC shall cancel a total of 6,030,000 shares of common stock held by Little Hampton Investments LLC.

     2.2 Satisfaction of Debts. Immediately prior to Closing, HOC shall satisfy all of its liabilities, including without limitations all of its accounts payable and advances from shareholders which as of September 30, 2004 totaled $46,089.00.

     2.3 Closing. The closing of the Exchange contemplated hereby (the "Closing") shall be held on the next business day after all conditions set forth in Articles VII and VIII have been fulfilled or waived or such earlier date as the parties may agree. The Closing shall be held at such place and at such time as the parties may mutually agree, but in no event later than December 15, 2004. The date upon which such Closing shall occur shall be referred to as the "Closing Date."

                                  ARTICLE III
                               CLOSING DELIVERIES
                               ------------------

     3.1 Closing Deliveries by the Shareholders. At the Closing, in addition to documents referred to elsewhere herein, the Shareholders shall deliver, or cause to be delivered, in a form reasonably satisfactory to HOC and its counsel to
HOC:


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


          (1) Stock Certificates or lost stock affidavits representing the shares owned by the shareholders which collectively shall represent all the Shares to be transferred to HOC as set forth in section 2.1 of this Agreement;

          (2) Certificate of Shareholders affirming the accuracy of their representations, as of the Closing Date; and

          (3) Such other documents as HOC or its counsel may reasonably request.

     3.2 Closing Deliveries by HOC. At the Closing, in addition to documents referred to elsewhere, HOC shall deliver to the Shareholders in a form reasonably satisfactory to the Shareholders and their counsel:

          (1) Certificates representing the HOC Shares to be issued pursuant to the Exchange;

          (2) Certificate of officers of HOC affirming the accuracy of representations as of the Closing Date;

          (3) Copies of the resignations of the directors and officers of HOC;

          (4) Certified copies of resolutions approving the Exchange as of a date certain;

          (5) Proof of cancellation of 6,030,000 shares of common shares;

          (6) Proof of satisfaction of all of HOC liabilities; and

          (7) Such other documents as the Shareholders or their counsel may reasonably request.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF HOC
                      -------------------------------------

     Except as set forth in the HOC Disclosure Documents, HOC makes the following representations and warranties to Shareholders on and as of the date hereof with the knowledge and understanding that the Shareholders are relying materially upon such representations and warranties.

     4.1 Organization and Standing of HOC. HOC is a corporation duly organized, validly existing and in good standing under the laws of Delaware. HOC has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each jurisdiction where such qualification is necessary, except where the failure to qualify will not have a Material Adverse Effect. The copies of the Certificate of Incorporation and By-laws of HOC as amended to date, and made available to Netfabric, are true and complete copies of those documents as now in effect.


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


     4.2 Subsidiaries. HOC has no Subsidiaries and no interest in any other corporation, partnership, joint venture or other entity.

     4.3 Capitalization. The authorized capital stock of HOC, consists of 50,000,000 shares of common stock of which, prior to the cancellation of 6,030,000 shares of common stock, there are 7,795,172 shares issued and outstanding and 5,000,000 shares of preferred stock of which none has been issued and 5,000,000 of preference stock of which none has been issued. The shares of common stock of HOC that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Notwithstanding the Exchange contemplated by this Agreement and except as set forth in the Disclosure Documents, there are no outstanding (a) options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of HOC, (b) obligations of HOC, whether absolute or contingent, to issue any shares of equity securities or other ownership interests, (c) debt or equity securities directly or indirectly convertible into any equity securities of HOC or (d) any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of HOC.

     4.4 Authority. This Agreement constitutes, when executed and delivered by HOC in accordance herewith, the valid and legally binding obligations of HOC, enforceable in accordance with its respective terms, subject to the Enforceability Exceptions.

     4.5 Contracts. There are no Contracts to which HOC is a party or by which it is bound.

     4.6 Litigation. There is no claim, action, proceeding, or investigation pending or, to its Knowledge, threatened against or affecting HOC before or by any court, arbitrator or governmental agency or authority. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against HOC and with respect to any action or claim covered by insurance, HOC has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

     4.7 Taxes. HOC has duly filed all Returns required to be filed by it. To the Knowledge of HOC such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. HOC has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

     HOC is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the best of its Knowledge, no claim for assessment or collection of any Tax related to HOC has been asserted against HOC that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of HOC. There is no valid basis, to the best of its Knowledge for any assessment, deficiency, notice, or similar intention to assess any Tax to be issued to' HOC by any governmental authority.

     4.8 No Conflict. The execution and performance of this Agreement and any other agreements contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or the By-laws of HOC or (ii) violate in any


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


material respect any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which HOC is a party.

     4.9 SEC Filings. The SEC Filings of HOC are current, true and correct and contain no material misstatement of fact as of the date of filing.

     4.10 Financial Documents. The financial statements that are part of the SEC Filings are true and complete copies of the HOC financial statements These financial statements (i) have been prepared from the books and records of HOC in accordance with GAAP consistently applied with prior periods, and (ii) are complete and correct and fairly reflect, in each case in all material respects, the financial condition and results of operations of HOC as of the dates and for the periods indicated thereon. The books and accounts of HOC have been maintained in all material respects in accordance with sound business practices.

     4.11 Compliance With Law-General. HOC complies with material Laws applicable to it.

     4.12 Employee Benefit Plans. Except as set forth in the HOC Disclosure Documents, HOC has never maintained or contributed to any employee benefit plan, or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated and whether or not such plan is of legally binding nature in the form of an informal understanding. With respect to the plans, the laws as applicable, have been fulfilled in all material respects and no event has occurred nor does any condition exist which would subject HOC or the Shareholders to any material penalty, excise tax or liability.

     4.13 Consents. Except as may be required by federal securities laws and regulations, no authorization, license, franchise, approval, order or consent of, and no registration, declaration or filing by HOC with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement, and consummation of the Transaction. The Board of Directors and the shareholders, as applicable, of HOC shall have approved the transactions contemplated by this Agreement.

     4.14 Liabilities. HOC does not have any direct or indirect Liabilities known or unknown, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit, except as set forth in Section 2.2.

     4.15 No Commissions. HOC has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     4.16 Accuracy of Representations. None of the representations or warranties of HOC contained in this Agreement, including the HOC Disclosure Documents, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.


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                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF NETFABRIC
                  -------------------------------------------
                              AND THE SHAREHOLDERS
                              --------------------

     5.1 Except as set forth in the Netfabric Disclosure Documents, (i) Netfabric represents and warrants to, and agrees with, HOC as follows as of the date hereof and the Closing Date with the knowledge and understanding that HOC is relying materially upon such representations and warranties:

          5.1.1 Organization and Standing of Net fabric. Netfabric is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect.

          5.1.2 Subsidiaries. Except as set forth in the Netfabric Disclosure Documents, Netfabric has no Subsidiaries and no interest in any other corporation, partnership, joint venture or other entity.

          5.1.3 Capitalization. Netfabric has 9,750,000 shares of common stock issued and outstanding. The shares of common stock of Netfabric that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are an aggregate of 1,491,250 options and warrants outstanding.

          5.1.4 Governmental Approval; Consents. Except as may be required by federal securities laws and regulations, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Netfabric with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement and consummation of the transaction. No Consents of any other parties are required to be received by or on the part of Netfabric to enable it to enter into and carry out this Agreement. The Board of Directors and the shareholders, as applicable, of HOC shall have approved the transactions contemplated by this Agreement.

          5.1.5 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Netfabric in accordance herewith, the valid and binding obligations of Netfabric enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

          5.1.6 Litigation. There is no claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting Netfabric before or by any court, arbitrator or governmental agency or authority. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Netfabric.

          5.1.7 No Commissions. Netfabric has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


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


          5.1.8 Accuracy of Representations. None of the representations or warranties of Netfabric or of the Shareholders contained in this Agreement, including the Netfabric Disclosure Schedule, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

     5.2 The Shareholders, individually, and not collectively, represent and warrant to, and agree with, HOC as follows as of the date hereof and the Closing Date with the knowledge and understanding that HOC is relying materially upon such representations and warranties:

          5.2.1 Share Ownership. Each of the Shareholders is the record and beneficial owner of the number of shares of Net fabric listed after such Shareholder's name on the signature page free and clear of all liens and encumbrances and claims of any kind. Upon execution of this Agreement and delivery at Closing of the certificates for the HOC shares and rights to shares pursuant to the Exchange, HOC shall receive marketable title to such shares free and clear of all Liens and encumbrances and claims of third parties.

          5.2.2 Investment. Each Shareholder hereby represents, warrants and agrees that such Shareholder will be acquiring the Shares of HOC for investment, for their own account, and not with a view to the distribution of the HOC Shares. In such connection, each Shareholder further represents and warrants that they understand that HOC is issuing the HOC shares to such Shareholder in reliance upon an exemption from the registration requirements pursuant to
Section 5 of the Securities Act and the rules and regulations thereunder. Each Shareholder agrees that the HOC Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by such Shareholder unless HOC shall have been supplied with evidence satisfactory to it and its counsel that such transfer is not in violation of the Securities Act. Furthermore, each Shareholder understands that the certificates for the HOC shares shall bear an appropriate restrictive legend to reflect the foregoing restrictions and that stop transfer instructions will be placed against the HOC shares with respect thereto. Each Shareholder consents to the placing of such legend on the certificates for the HOC shares.

                                   ARTICLE VI
                                    COVENANTS
                                    ---------

     During the period between the date hereof and the earlier of the Closing Date or Termination each party covenants as follows:

     6.1 Access for Parties. Each of HOC and Netfabric shall give to the other and to such other's counsel, accountants and other representatives full and reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of the entity's properties, books, contracts, commitments, reimbursement and accounting records relating to the Assets, and all aspects of the entities business. Such entity shall furnish to any party, during such period, all information concerning the assets and the business that any party may reasonably request. Any such investigation or inspection by any party shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants of other party or parties contained herein.


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     6.2 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all Consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

     6.3 Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, neither Netfabric, the Shareholders nor HOC shall directly or indirectly enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of its or his representations and warranties herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (B) any threatened breach in any material respect of any of their respective representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     6.4 Exclusivity.

          6.4.1 HOC agrees that, from and after the date hereof until the Closing or termination of this Agreement, neither HOC nor any of its respective directors, officers, shareholders, partners, agents, investment bankers, or other representatives, shall, directly or indirectly, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material part of the stock or assets of, or a merger, consolidation or business combination (an "Acquisition Proposal") with, HOC or agreement to sell shares of common stock of HOC other than as contemplated by this Agreement, or (ii) participate in any discussions or negotiations regarding or furnish to any other person any information with respect to or otherwise cooperate in any way, assist facilitate or encourage any Acquisition Proposal by any other person.

          6.4.2 Netfabric agrees that, from and after the date hereof until the Closing or termination of this Agreement, neither Netfabric nor any of its respective directors, respective directors, officers, shareholders, partners, agents, investment bankers, or other representatives, shall, directly or indirectly, (i) solicit, initiate or encourage submission of an Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding or furnish to any other person any information with respect to or otherwise cooperate in any way, assist facilitate or encourage any Acquisition Proposal by any other person.

          6.4.3 If HOC or Netfabric shall receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, such party shall promptly inform - the other party of the Acquisition Proposal or inquiry.

     6.5 Confidentiality. Neither party will at any time divulge, furnish to or make access to anyone any information with respect to confidential information or trade secrets of the other party.

     6.6 Public Announcement. No press releases or any other disclosure concerning this Agreement or the Exchange or any of the related transactions shall be issued, nor shall the terms of this Agreement be disclosed to third


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parties, other than to the representatives of the parties hereto, without the mutual consent of HOC and the Shareholders (which consents will not be unreasonably withheld). This provision shall not apply where, in the opinion of counsel to HOC, disclosure is required by federal and/or state securities laws.

     6.7 SEC Reports. On or before the Closing Date, HOC shall have timely filed with the Securities and Exchange Commission (the "SEC") its quarterly report on Form 10-QSB for the period ended September 30, 2004.

     6.8 Registration Rights. The parties acknowledge that HOC shall be bound by the registration rights obligations of Netfabric as set forth in the Financing Agreement by and between Netfabric and Macrocom Industries LLC.

     6.9 Director Designees. HOC hereby grants Fred Nazem and his affiliates the right to designate 40% of the nominees to the HOC Board of Directors, rounded to the nearest whole number of directors, for as long as Nazem and his affiliates own in the aggregate at least twenty five percent of the voting shares outstanding of HOC. For as long as this right exists, HOC agrees to nominate such designees at each meeting of shareholders at which Board members are to be elected. This right is subject to the requirements of independent directors in accordance with whatever exchange the HOC stock is listed on or any market such shares are primarily traded and in accordance with the good faith determinations of the Board of Directors in satisfying their fiduciary obligations.

                                   ARTICLE VII
                    CONDITIONS TO SHAREHOLDERS' OBLIGATIONS
                    ---------------------------------------

     In addition to the deliveries provided for in Article ill the Shareholders' obligation to consummate the Closing is subject to the following conditions:

     7.1 Corporate and Shareholder Action. The (i) Board of Directors and (ii) Shareholders of HOC shall have taken all necessary corporate action to effectuate the Transactions.

     7.2 Compliance by HOC. HOC shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by HOC prior to or on the Closing Date.

     7.3 New Directors and Officers. As of the Closing, (i) all of the current officers of HOC shall have tendered their resignations, in writing, to HOC and the nominees of the Shareholders shall have been elected or appointed in their place and (ii)(a) all of the current directors of HOC shall have tendered their resignations, in writing, to HOC effective on the expiration of the minimum time period constituting effective notice (the "Notice Period") following the mailing of the Form 14F-l to the shareholders of HOC and (b) the Board of Directors of HOC shall have appointed new member(s) as of the Closing Date and new members as of the expiration of the Notice Period, in both cases as directed by Netfabric.


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


     7.4 Continued Market for Shares. As of the Closing, the common stock of HOC shall continue to be listed for trading on the Over-the-Counter Bulletin Board and not subject to any contemplated delisting or other restriction on trading.

     7.5 Cancellation of Rights. Netfabric and the Shareholders shall received satisfactory evidence that all issued and outstanding rights (including options, warrants, stock rights or other derivative securities) of HOC shall have been cancelled.

     7.6 Accuracy of HOC Representations. The representations and warranties of HOC contained in this Agreement (including any exhibit hereto and the HOC Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects at and as of the Closing Date.

     7.7 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

     7.8 Documents. All documents and instruments to be delivered by HOC to the Shareholders at the Closing pursuant to Section 3.2 or which may be reasonably requested in furtherance of the provisions of this Agreement shall have been delivered in accordance with such section.

                                  ARTICLE VIII
                         CONDITIONS TO HOC'S OBLIGATIONS
                         -------------------------------

     In addition to the deliveries provided for in Article 3, HOC's obligation to consummate the Closing is subject to the following conditions:

     8.1 Corporate and Shareholder Action. The (i) Board of Directors and (ii) Shareholders of HOC shall have taken all necessary corporate action to effectuate the Transactions.

     8.2 Compliance by the Shareholders. The Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Shareholders prior to or on the Closing Date.

     8.3 Accuracy of The Shareholders' Representations. The representations and warranties of the Shareholders contained in this Agreement (including the exhibits hereto and the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects.

     8.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

     8.5 Documents. All documents and instruments to be delivered to HOC by Netfabric or the Shareholders at the Closing pursuant to Section 3.1 or which may be reasonably requested in furtherance of the provisions of this Agreement


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


shall have been delivered in accordance with such section.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

     9.1 Expenses. Each party hereto agrees to pay its own costs, fees and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

     9.2 Survival of Representations. Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of the Shareholders or HOC pursuant hereto, or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by the Shareholders or HOC, as the case may be, hereunder. All representations, warranties, and covenants made by the Shareholders or HOC in this Agreement, or pursuant hereto, shall survive the Closing, but shall terminate two (2) years from the Closing Date.

     9.3 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party or parties. Any attempted assignment in violation of this section 11.3 shall be void and ineffective for all purposes. In the event of an assignment permitted by this section 11.3, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

     9.4 Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) or with respect of notices from the United States sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

         (a) If to Shareholders:       Netfabric Corporation
                                       67 Federal Road - Building A, Suite 300
                                       Brookfield, CT 06804

         With a copy to:               Thelen Reid & Priest LLP
                                       875 Third Avenue
                                       New York, New York 10022
                                       Attn: Robert S. Matlin, Esq.
                                       Fax No.: (212) 829-2262

         (b) If to HOC:                Houston Operating Company
                                       c/o Steven Siskind, Esq.
                                       645 5th Avenue, Suite 403
                                       New York, New York 10022

All such notices shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address by hand, if personally delivered; or sent by facsimile transmission provided such transmission has been confirmed as sent, (ii) the third (3rd) business day following the date deposited with the United States Postal Service, or (iii) the next business day after shipment overnight by recognized courier service.

     9.5 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

     9.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     9.7 No Implied Waiver: Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     9.8 Entire Agreement. This Agreement, including any exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended, waived or changed except in writing, signed by the party to be bound thereby.

     9.9 Waiver of Jury Trial. Each of the parties hereto expressly waives its right to a jury trial with respect to any such suit, litigation or other judicial proceeding.

     9.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     9.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the Effective Date.

                                           HOUSTON OPERATING COMPANY

                                           By:____________________________
                                              Name:
                                              Title:


                                           NETFABRIC CORPORATION

                                           By:____________________________
                                              Name: Jeff Robinson
                                              Title: Chief Executive Officer

     IN WITNESS WHEREOF, the parties have executed this agreement as of the Effective Date.

                                           HOUSTON OPERATING COMPANY

                                           By:____________________________
                                              Name:
                                              Title:


                                           NETFABRIC CORPORATION

                                           By:____________________________
                                              Name: Jeff Robinson
                                              Title: Chief Executive Officer

     IN WITNESS WHEREOF, the parties have executed this agreement as of the Effective Date.

                                           HOUSTON OPERATING COMPANY

                                           By:____________________________
                                              Name:
                                              Title:


                                           NETFABRIC CORPORATION

                                           By:____________________________
                                              Name: Jeff Robinson
                                              Title: Chief Executive Officer

     IN WITNESS WHEREOF, the parties have executed this agreement as of the Effective Date.

                                           HOUSTON OPERATING COMPANY

                                           By:____________________________
                                              Name:
                                              Title:


                                           NETFABRIC CORPORATION

                                           By:____________________________
                                              Name: Jeff Robinson
                                              Title: Chief Executive Officer

                                   SHAREHOLDER: Jeff Robinson

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 4,500,000

                                   No. of shares of HOC to be issued: 14,832,476


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Fred Nazem

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 2,500,000

                                   No. of shares of HOC to be issued: 8,240,265


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Fred Nazem

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 2,500,000

                                   No. of shares of HOC to be issued: 8,240,265


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Fred F. Nazem Children's Trust

                                   ________________________________________
                                   (Signature)Farhad Nazem, Trustee


                                   No. of shares of Netfabric: 2,000,000
                                   No. of shares of HOC to be issued: 6,592,212


Tax ID No. or SS No.: ###-##-####

Street Address:  44 East 73rd Street
                 New York, NY  10021

                                   SHAREHOLDER: Walter Carozza

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 50,000
                                   No. of shares of HOC to be issued: 164,805


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Walter Carozza

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 50,000
                                   No. of shares of HOC to be issued: 164,805


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Walter Carozza

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 50,000
                                   No. of shares of HOC to be issued: 164,805


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Fridolyn Facklemayer

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 100,000
                                   No. of shares of HOC to be issued: 329,611


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Fridolyn Facklemayer

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 100,000
                                   No. of shares of HOC to be issued: 329,611


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Craig A. Drill

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 400,000
                                   No. of shares of HOC to be issued: 1,318,442


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Craig A. Drill

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 400,000
                                   No. of shares of HOC to be issued: 1,318,442


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Roy Young

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 200,000
                                   No. of shares of HOC to be issued: 659,221


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________

                                   SHAREHOLDER: Roy Young

                                   ________________________________________
                                   (Signature)


                                   No. of shares of Netfabric: 200,000
                                   No. of shares of HOC to be issued: 659,221


Tax ID No. or SS No.:  __________

Street Address:  ________________

_________________________________


                                       14